Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Cambridge Heart, Inc. of our report dated March 31, 2009 relating to the financial statements of Cambridge Heart, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ CATURANO AND COMPANY, P.C.

Caturano and Company, P.C.

Boston, Massachusetts

March 10, 2010